                                                            EXHIBIT 4.8
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                              ASSIGNMENT OF RIGHTS

                                       BY

                           _________________________,

                  not in its individual capacity but solely as
                      Owner Trustee ______________________

                                       TO


                             THE BANK OF NEW YORK,
                                as Note Trustee





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                  Prepared by and upon Recordation Return to:

                                Winston & Strawn
                              35 West Wacker Drive
                            Chicago, Illinois 60601
                       Attention:  Andrew H. Connor, Esq.

                              ASSIGNMENT OF RIGHTS

  ______________________________________________ (the "Assignor"), not in its
individual capacity, but solely as Owner Trustee under the Trust Agreement [1993 - ____] the "Trust Agreement", dated as of December 15, 1993 with the "Owner Participant" having an address at 777 Main Street, Hartford, Connecticut 06115, for valuable consideration, the receipt of which is hereby acknowledged, hereby assigns, transfers and sets over to THE BANK OF NEW YORK, a New York banking corporation, solely as trustee under the Note Indenture hereinafter referred to and not in its individual capacity, having an address at 101 Barclay, 21 W, New York, New York 10286 (the "Assignee") in order to secure full repayment of the Notes all of Assignor's right, title and interest to a certain Lease covering, inter alia, certain real property (the "Property") described on Exhibit A hereto (as the same may from time to time be supplemented or amended) dated as of the date hereof between the Assignor, as landlord, and KMART CORPORATION, as lessee, a certain Assignment of Intangibles dated as of the date hereof between Assignor and Kmart Corporation and the Option to Lease, including but not limited to all right, title and interest of the Assignor now existing or hereafter arising, in and to:

   (a) the Lease and all sums now or hereafter payable to the Assignor with respect thereto, including, without limitation, (i) all amounts of Rent, payments pursuant to Article 22 of the Lease, the Note Indenture Estate and the other Granting Clause Documents and (ii) all rights of the Assignor now existing or hereafter arising, to exercise any election or option or to make any decision or determination or to give or receive any notice, consent, waiver or approval or to take any other action under or in respect of any Granting Clause Document, as well as all rights, powers and remedies on the part of the Assignor, now existing or hereafter arising and whether arising under any Granting Clause Document or by statute or at law or equity or otherwise, arising out of any Event of Default; and

   (b) all rents (including Rent), issues, profits, products, revenues and other income of all property from time to time subjected to the lien and security interest of the Mortgage or the Note Indenture, and all right, title and interest of every nature whatsoever of the Assignor, now existing or hereafter arising, in and to the same and every part thereof.

     EXCLUDING, HOWEVER, at all times and for all purposes from this Assignment any and all Excepted Payments and Excepted Rights. Assignor shall retain all Excepted Rights under each Granting Clause Document, the Note Indenture Estate and hereunderas well as all rents (including Rent), sums, payments and other monies described in the definition of the term "Excepted Payments".

  Notwithstanding any other provision in this Assignment to the contrary (a) the Assignor shall have all rights and be entitled to all payments at all times set forth, or reserved to it, in that certain Trust Indenture, Assignment of Lease and Rents and Security Agreement between the Assignor and Assignee, dated as of the date hereof (the "Note Indenture"), (b) the Assignee shall be subject to all limitations and restrictions applicable to it, as Note Trustee or otherwise, under the Note Indenture and this Assignment is subject to the terms and conditions of the Note Indenture and for all purposes including, without limitation, the provisions of Article 4 thereof. To the extent any term set forth herein is inconsistent with the terms set forth in the Note Indenture, the terms of the Note Indenture shall govern in all respects and for all purposes. For the purposes of this paragraph, the Owner Participant shall be deemed to be a third-party beneficiary and the parties hereto agree and acknowledge that the provisions of this Assignment shall in no event be modified or amended without the prior written consent of the Owner Participant so long as it is the Owner Participant under the Trust Agreement.

  This Assignment is made as part of the collateral security for certain notes of Assignor being issued and delivered to the Assignee under and pursuant to the Note Indenture.

  Neither this Assignment nor any action or inaction on the part of Assignee shall, without the written consent of Assignee, constitute an assumption on its part of any obligation as landlord under the Lease; nor shall Assignee have any obligation to make any payment to be made by Assignor under the Lease, or to present or file any claim, or to take any other action to collect or enforce the payment of any amounts which have been assigned to Assignee or to which it may be entitled hereunder at any time or times. No action or inaction on the part of Assignee shall adversely affect or limit in any way the rights of Assignee hereunder or under the Lease or the Note Indenture.

  All capitalized terms not otherwise defined herein shall have the same meaning ascribed to them in the Note Indenture.

  IN WITNESS WHEREOF, the Assignor has caused this Assignment of Rights to be executed by its duly authorized officer, as of the day and year first above written.

                                          ASSIGNOR:

WITNESSED AND ATTESTED:                   , not in its individual capacity but
                                          as Owner Trustee under the Trust
                                          Agreement
[SEAL]

______________________________            By:___________________________
Title:                                       Name:
                                             Title:

AGREED AND CONSENTED TO BY:

THE BANK OF NEW YORK,
not in its individual
capacity but solely as Note Trustee


By:_______________________________
   Name:
   Title:


FGHK, Ltd., A Wyoming Limited
Liability Company
By: Pine Street Capital Corporation,
     as Manager


By:_______________________________
   Name:
   Title:

STATE OF MICHIGAN  )
                   ) ss.:
COUNTY OF WAYNE    )


  The foregoing Assignment of Rights was acknowledged before me, the undersigned Notary Public, in the County of __________________, State of _____________________, this _____ day of December, by ___________________, as
____________________ on behalf of the Assignor.



                                                    ____________________________
                                                            Notary Public

[NOTARIAL SEAL]

My commission expires: _____________

                                  EXHIBIT 4.8



                             SCHEDULE OF MATERIALLY


                              DIFFERENT PROVISIONS



OWNER TRUST         GEOGRAPHIC
  NUMBER       LOCATION OF PROPERTY                   MATERIALLY DIFFERENT PROVISIONS
- -----------    ---------------------     ---------------------------------------------------------
   1993-1      Crescent City, CA                                   None.
   1993-2      Folsom, CA                                          None.
   1993-3      Watertown, NY                                       None.
   1993-4      Galesburg, IL                                       None.
   1993-5      Kenai, AK                                           None.
   1993-6      Fairbanks, AK                                       None.
   1993-7      Marina, CA                                          None.
   1993-8      Carmel Mt., CA                                      None.
   1993-9      Manteca, CA                                         None.
  1993-10      Fairlea, WV                                         None.
  1993-11      Lorain, OH                                          None.
  1993-12      Yuma, AZ                                            None.
  1993-13      Ft. Myers, FL                                       None.
  1993-14      San Antonio, TX                                     None.
  1993-15      Tulsa, OK                                           None.
  1993-16      Austin, TX                                          None.
  1993-17      Forest Park, GA                                     None.
  1993-18      Santee, CA                                          None.
  1993-19      Moorpark, CA                                        None.
  1993-20      Exmore, VA                                          None.
  1993-21      Tustin, CA                                          None.
  1993-22      Perris, CA                                          None.
  1993-23      Warwick, RI                                         None.
  1993-24      Sunrise, FL                                         None.